UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

LINDBLAD EXPEDITIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W 42nd Street, Suite 22 B3, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 14, 2026, a subsidiary of Lindblad Expeditions Holdings, Inc. (the “Company”) entered into an Agreement (the “Purchase Agreement”) for the Sale and Purchase of a Majority Interest in White Desert Ltd, PNR Airways Ltd and Echo Charlie Ltd (collectively, the “Purchased Companies”), pioneering Antarctic expeditions and providing aviation based experiential travel for modern-day explorers.

Pursuant to the Purchase Agreement, the Company acquired a 60% controlling interest in each of the Purchased Companies for an aggregate cash purchase price of approximately $61 million, plus approximately $6 million for cash on the balance sheet and subject to customary true-up adjustments for working capital, cash, and indebtedness. The Company has two options to purchase the remaining equity interests in the Purchased Companies, exercisable in two equal tranches within 30 days of December 31, 2030 and 2031 (subject to extensions), respectively, at a purchase price based on the EBITDA of the Purchased Companies at such time. The Purchase Agreement contains customary representations, warranties, covenants and indemnities. The Company also entered into employment agreements with certain key employees.

The forgoing summary does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which has been filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 15, 2026, the Company issued a press release announcing the Purchase Agreement, the transactions contemplated thereby, and updated financial guidance following the transactions, and also made available an investor presentation regarding the transactions, which are attached as Exhibits 99.1 and 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 to Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1*	Sale and Purchase of a Majority Interest in White Desert Ltd, PNR Airways Ltd and Echo Charlie Ltd with Lindblad Expeditions UK LTD dated September 14, 2026
	Exhibit 99.1	Press Release
	Exhibit 99.2	Investor Presentation
	Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

September 15, 2026	By:	/s/ Frederick Goldberg
Name: Frederick Goldberg Title: Chief Financial Officer